EXHIBIT 5.1

EXHIBIT 23.2

Consent/Opinion of Christen Lambert, Attorney at Law

Christen Lambert

Attorney at Law
15 Kinsey Ct

Durham, NC 27705

Tel: (303) 422-8127
 Email: Christen@christenlambertlaw.com

September 21, 2016

John G. Michak, III, Chief Operating Officer

Greenhouse Solutions, Inc.

8400 E. Crescent Pkwy, Suite 600

Greenwood Village, CO  80111

Re:     Registration Statement on Form S-8

Ladies and Gentlemen:

I have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 503,245 shares (the "shares") of your common stock issued or issuable under the 2016 GREENHOUSE SOLUTIONS, INC.  STOCK OPTION, STOCK COMPENSATION AND AWARD PLAN (the "Plan") referred to therein. As your  counsel  in  connection  with  this  transaction,   I  have  examined  the proceedings  taken  and  proposed  to be  taken  by you in  connection  with the issuance of the shares.

It is my opinion that the shares, when issued and paid for, will be legally and validly issued, fully paid, and nonassessable.

I  further  consent  to the  use  of  this  opinion  as an  exhibit  to the Registration  Statement,  including the prospectus constituting a part thereof, and any amendment thereto.

Sincerely,

/s/ Christen Lambert
Christen Lambert, Attorney at Law